Exhibit 16.1

August 19, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 19, 2013, of Coroware Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

Date:October 3, 2013
	By	/s/ Lake & Associates CPA’s LLC
Name: Lake & Associates CPA’s LLC Schaumburg, Illinois